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                                                                   EXHIBIT 10.15

                               Ingram Micro Inc.
                          1600 East St. Andrew Place
                          Santa Ana, California 92705


                              June 1, 2000



Dan Kohler
Chief Operating Officer
PeoplePC, Inc.
100 Pine Street, Eleventh Floor
San Francisco, California 94111

     RE:  PeoplePC/Ford Beta Roll-out;
          Delta Beta Roll-out
          ----------------------------

Dear Dan:

     This Letter of Understanding ("LOU") is executed by and between Ingram Micro Inc. ("Ingram") and PeoplePC, Inc. ("PeoplePC") as of the date set forth above. This LOU sets forth the terms and conditions under which Ingram will sell certain Hewlett-Packard ("H-P") computer systems and related products to PeoplePC in connection with PeoplePC's H-P product beta roll-out to Ford Motor Company ("Ford") and with PeoplePC's H-P product alpha roll-out to Delta Air Lines ("Delta"). Ingram and PeoplePC agree as follows:

     1. Products Sold. Ingram will sell to PeoplePC the computer product systems and products in the quantity and type specified on the purchase orders issued from PeoplePC to Ingram and dated as of May 15, 2000, copies of which are attached to this LOU as Attachment "A" (collectively, the "Purchase Orders"). The computer product systems and related products in the type and quantity specified on the PO are collectively referred to herein as the "Products." A "Product Unit" as used herein, means any of the following: a central processing unit, a monitor, a printer or an accessory box. Except to the extent permitted pursuant to Paragraph 2 below, the Purchase Orders are noncancellable; no act or failure to act by Ford, Delta or any other party shall relieve PeoplePC of its obligation to buy the Products from Ingram.

     2. Delivery Date. Ingram expects to take delivery of the Products from H-P in installments commencing no later than May 17, 2000. Ingram shall have no obligation to deliver timely to PeoplePC any portion of the Products not timely delivered by H-P to Ingram. Representatives of People PC and Ingram Micro will confer in good faith regarding the purchase and delivery schedule necessary to meet the requirements of the Ford and Delta Beta programs. Parties will use their best efforts to coordinate purchases and deliveries to meet such requirements, and Ingram will use commercially reasonable efforts to implement the agreed-upon schedule, provided that People PC has performed its other material obligations under this LOU.


Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Nick Grouf
June 1, 2000
Page 2

     3. Cost of Products. Ingram shall sell the Products to PeoplePC, and People PC shall purchase the Products from Ingram, for an amount equal to [*]. As used in this LOU, [*]. Additionally, PeoplePC shall pay to Ingram a labeling charge of [*] per shipping container shipped by Ingram. Notwithstanding the prices stated on the Purchase Orders, the parties agree that the sale price of the Products, or any portion thereof, shall be calculated as set forth in this
Section 3.

     4. Payment Terms. As a condition precedent to Ingram's obligations under this LOU, including its obligation to sell to PeoplePC the Products or any portion thereof, PeoplePC shall pay to Ingram by wire transfer the amount owing from PeoplePC to Ingram, calculated pursuant to Section 3 above, for the Products, or any portion thereof, that Ingram orders from H-P. Said wire transfer must be effected within one business day after Ingram provides PeoplePC with an invoice representing the amount due from PeoplePC to Ingram in connection with said order of the Products. All other fees, charges and sums owing under this LOU shall be invoiced by Ingram to PeoplePC and shall be due five (5) days after issuance of said invoice.

     5. Labels. Ingram shall place labels provided by PeoplePC on the shipping containers of each Product before shipping the Product to PeoplePC's customer; provided that, PeoplePC delivers all such labels in sufficient quantity to Ingram within five days following the date of this LOU.

     6. Shipping and Freight Charges. Ingram shall ship the Products to locations specified by PeoplePC within the United States, excluding Alaska and Hawaii. Ingram shall ship the Products via UPS ground freight, unless another carrier is specified by PeoplePC in writing prior to shipment. Ingram shall invoice PeoplePC the actual freight cost incurred in shipping the Products.

     7. Storage Charges. PeoplePC shall pay a storage fee equal to [*] per month for each Product Unit held by Ingram in its inventory for each month or part thereof following June 15, 2000.

     8. Risk of Loss, Insurance. Ingram will bear the risk of loss of all Products purchased under this LOU while such Products are in Ingram's possession or under Ingram's control. Ingram will carry casualty insurance coverage covering such Products while in Ingram's possession or under Ingram's control in amounts that are commercially reasonable.


*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Nick Grouf
June 1, 2000
Page 3

     9. Returned and Refused Products. Ingram shall accept Product that is refused or that is returned to it by a PeoplePC customer. People PC shall incur a returns handling fee of [*] per CPU, [*] per monitor, and [*] per other Product unit for each such Product so refused or returned. PeoplePC shall remain obligated to purchase Products from Ingram even if returned or refused by
PeoplePC customers.   Ingram shall hold all such Product in inventory pending
further instruction by PeoplePC. All such returned or refused Product held in Ingram's inventory shall be subject to the storage fee described in Paragraph 7 above. Ingram shall not be required to re-box a Product returned to it. Ingram shall have no other obligation to accept or process Products returned to it, except as stated in this paragraph. PeoplePC shall have no stock balancing privileges with respect to Product purchased under this LOU.

     10. Terms of Sale. The Products sold hereby are subject to Ingram's standard terms and conditions of sale as published on its website at www.ingrammicro.com. However, to the extent that any of the terms and
-------------------
conditions of this LOU conflict with Ingram's standard terms and conditions of sale, the terms and conditions stated in this LOU shall control. The PO shall be used to identify product type and quantity only, and none of its terms shall affect the terms of sale as set forth herein or affect Ingram's standard terms and conditions of sale.

     11. Reservation of Rights; No Waiver or Compromise. Nothing in this LOU or the transaction contemplated hereby shall in any way limit or affect People PC and Ingram's rights under that certain Internet Resale Agreement between PeoplePC and Ingram dated as of August 1, 1999. People PC and Ingram each specifically reserve all of their respective rights and remedies under and in connection with the Internet Resale Agreement. The parties acknowledge that any disputes with respect to the Internet Resale Agreement are not waived, compromised or otherwise affected by this LOU or the transaction contemplated hereby.

     12. Entire Agreement. This LOU and Ingram's standard terms and conditions of sale represent the entire agreement between Ingram Micro and PeoplePC concerning the subject matter of this transaction. This LOU supersedes all prior understandings and communications on the subject matter of this transaction, whether oral or written. This LOU may only be modified by a writing executed by an authorized representative of Ingram Micro and of PeoplePC. Nothing in this LOU or in any prior agreement or communication shall obligate Ingram to supply any computer or other products except for the Products identified herein.

     If PeoplePC is in full agreement with the terms and conditions stated herein, please sign the enclosed copy of this letter and return it to me.

                              Yours sincerely,


                              /s/ Mark Mahoney
                              ----------------
                              Mark Mahoney
                              Vice President


*****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Nick Grouf
June 1, 2000
Page 4

Accepted this     day of May 2000.
              ---
PeoplePC, Inc.


By:   /s/ Dan Kohler
   -----------------------------
          Dan Kohler